As filed with the Securities and Exchange Commission on March 15, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Silver Bull Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	91-1766677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

885 West Georgia Street, Suite 2200
Vancouver, B.C. V6C 3E8
(Address of Principal Executive Offices)

2010 Stock Option and Stock Bonus Plan
(Full title of the plan)

Sean Fallis
Chief Financial Officer
Silver Bull Resources, Inc.
885 West Georgia Street, Suite 2200
Vancouver, B.C. V6C 3E8
Telephone: 604-687-5800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With copies to: Brian Boonstra Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: 303-892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	3,316,015	$0.57	$1,890,128.55	$216.61

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any securities that may be offered or issued pursuant to the Silver Bull Resources, Inc. (the “Company”) 2010 Stock Option and Stock Bonus Plan, as amended (the “Plan”), as a result of adjustments for stock dividends, stock splits, and similar changes.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.  The calculation of the registration fee is based upon the average of the high and low prices of the Company's common stock on March 12, 2012 as reported for such date on the NYSE Amex.

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,316,015 shares of common stock, par value $0.01 per share, of the Company, which may be issued pursuant to awards under the Plan.  In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the registration statement on Form S-8 filed by the Company with respect to the Plan on January 14, 2011 (Registration No. 333-171723), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to Silver Bull Resources, Inc. and its subsidiaries.

PART I

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act.  Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Plan that meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:

(a)           The Company’s Annual Report on Form 10-K for the year ended October 31, 2011;

(b)           The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2012;

(c)           The Company’s Current Reports on Form 8-K as filed with the Commission on December 2, 2011; December 6, 2011; December 13, 2011; and February 28, 2012; and the Company’s Current Report, as amended, on Form 8-K/A as filed with the Commission on November 17, 2011; and

(d)           The description of the Company’s common stock contained in our registration statement on Form 10-SB (File No. 000-27667) filed with the Commission on October 15, 1999 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Davis Graham & Stubbs LLP (“DGS”) has opined to the legality of the securities being registered pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit No.		Description of Exhibit
4.1		2010 Stock Option and Stock Bonus Plan, as amended (1)
5.1	]	Opinion of Davis Graham & Stubbs LLP
23.1	]	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2		Consent of Hein & Associates LLP
23.3		Consent of SRK Consulting (Canada) Inc.
24.1		Power of Attorney (included on signature page of this Registration Statement)
_____________________

(1)  Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on March 15, 2012.

SILVER BULL RESOURCES, INC.

By:	/s/ Timothy Barry
Name:	Timothy Barry
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Timothy Barry and Sean Fallis, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Barry
Timothy Barry	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2012

/s/ Sean Fallis
Sean Fallis	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2012

/s/ Brian Edgar
Brian Edgar	Chairman and Director	March 15, 2012

/s/ Nicole Adshead-Bell
Nicole Adshead-Bell	Director	March 15, 2012

/s/ Murray Hitzman
Murray Hitzman	Director	March 15, 2012

/s/ Daniel Kunz
Daniel Kunz	Director	March 15, 2012

/s/ Duncan Hsia
Duncan Hsia	Director	March 15, 2012

/s/ Joshua Crumb
Joshua Crumb	Director	March 15, 2012

/s/ John McClintock
John McClintock	Director	March 15, 2012

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
4.1		2010 Stock Option and Stock Bonus Plan, as amended (1)
5.1	]	Opinion of Davis Graham & Stubbs LLP
23.1	]	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2		Consent of Hein & Associates LLP
23.3		Consent of SRK Consulting (Canada) Inc.
24.1		Power of Attorney (included on signature page of this Registration Statement)

(1)  Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on February 28, 2012.